Exhibit 1.1

Myriad Genetics, Inc.
Common Stock
________
Underwriting Agreement
November 8, 2023
Goldman Sachs & Co. LLC,
Morgan Stanley & Co. LLC,
Wells Fargo Securities, LLC,

    As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs & Co. LLC,
200 West Street,
New York, New York 10282
c/o Morgan Stanley & Co. LLC,
1585 Broadway
New York, New York 10036
c/o Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
Ladies and Gentlemen:
Myriad Genetics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 6,470,588 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 970,588 additional shares (the “Optional Securities”) of common stock, par value $0.01 per share (“Stock”) of the Company (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

1

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:
(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-275396) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Basic Prospectus, Pricing Prospectus, Preliminary Prospectus or Prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);
(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));

(c)    For the purposes of this Agreement, the “Applicable Time” is 6:40 pm (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in conformity with the Underwriter Information;
(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;
(e)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)    Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any material change in the capital stock or long term debt of the Company or any of its subsidiaries (for the avoidance of doubt, changes of capital stock or long term debt of the Company or any of its subsidiaries as a result of (A) the exercise, if any, of stock options or the award or settlement, if any, of stock options, restricted stock units or other awards in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus, or (B) ordinary course business shall not be deemed material) or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(g)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to Intellectual Property (as defined below), which is addressed exclusively in subsection (dd) below), in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Prospectus, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) except for any liens, encumbrances or pledges pursuant to the Pledge and Security Agreement, dated June 30, 2023, among the Company, each of the other guarantors and JPMorgan Chase Bank, N.A., as administrative agent for the secured parties (the “Pledge Agreement”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(h)    Each of the Company and each of its subsidiaries has been (i) duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing (or the foreign equivalent thereof) under the laws of its respective jurisdiction of incorporation or formation to the extent such concept exists in the relevant jurisdictions, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing (or the foreign equivalent thereof) under the laws of each other jurisdiction, to the extent such concept exists in the relevant jurisdictions, in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference in the Registration Statement;

(i)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or membership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances or pledges pursuant to the Pledge Agreement;
(j)    The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights;
(k)    The issue and sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and for such consents, approvals, authorizations, orders, registrations or qualifications as have already been obtained or may be required by the Nasdaq Stock Market Inc.’s National Market (“Nasdaq”) or the Financial Industry Regulatory Authority (“FINRA”) and under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
(l)    Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;
(m)    The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders”, and under the caption “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n)    Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein;
(o)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(p)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Act;
(q)    Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
(r)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies in all material respects with the requirements of the Exchange Act, (ii) has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present in all material respects the information called for and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(t)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established;
(u)    Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof) in material violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, the “Anti-Corruption Laws”); (ii) made, offered, promised or authorized any direct or indirect unlawful payment in material violation of the Anti-Corruption Laws; or (iii) otherwise violated or is in violation of the Anti-Corruption Laws in any material respect; the Company and its subsidiaries have conducted their businesses in compliance in all material respects with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(v)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(w)    Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures reasonably designed to promote and achieve continued compliance with Sanctions;
(x)    The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(y)    The Company and each of its subsidiaries have made all filings, applications, declarations and submissions required by, and own or possess all approvals, licenses, certificates, registrations, clearances, consents, exemptions, marks, notifications, orders, authorizations and permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies with jurisdiction over the Company’s genetic and clinical tests, including, without limitation, the Food and Drug Administration (the “FDA”) and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA) (each a “Regulatory Authority”), which are required for the ownership of their respective properties or the conduct of their current respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, the “Governmental Permits”), except for such Governmental Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect, and is in compliance with the terms and conditions of all such Governmental Permits, except as would not have a Material Adverse Effect. All such Governmental Permits are valid and in full force and effect and the Company and each of its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to the Governmental Permits. Neither the Company nor any of its subsidiaries has received any notice of any pending or threatened revocation, modification or cancellation of, any such Governmental Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;
(z)    Except as would not have a Material Adverse Effect, the Company and its subsidiaries are and have been in compliance in all respects with applicable Health Care Laws (defined herein), including, but not limited to, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) (the “FDCA”) and all regulations promulgated by the FDA thereunder. For purposes of this Agreement, “Health Care Laws” shall mean all applicable statutes, rules and regulations applicable to the testing, development, registration, licensure, application approval or clearance, manufacture, packaging, labeling, processing, use, distribution, marketing, advertising, promotion, sale, offer for sale, recordkeeping, filing of reports, storage, import, export or disposal of any product or product candidate under development by the Company, including, without limitation, the FDCA, the Clinical Laboratory Improvement Amendments (42 U.S.C. § 263a), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusion law, (42 U.S.C. § 1320a-7), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), and the regulations promulgated pursuant to such laws, and any equivalent federal, state and local laws and regulations of any Regulatory Authority. Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order or similar agreement imposed by any governmental authority. Neither the Company nor any of its subsidiaries has received any written notification, correspondence or any other communication, including, without limitation, any Form FDA 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any Regulatory Authority, or any written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any Regulatory Authority of potential or actual non-compliance by, or liability of, the Company or its subsidiaries under any Health Care Laws that, individually or in the aggregate, would have a Material Adverse Effect;

(aa)    Neither the Company nor its subsidiaries, nor any of its or their, officers, employees or directors, nor, any of its or their respective agents or clinical investigators, or licensors, has been excluded, suspended or debarred from participation in any U.S. federal or foreign health care program or human clinical research or, to the Company’s knowledge, is subject to a Regulatory Authority inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion, nor has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. § 335a or comparable foreign law;
(bb)    The Company’s clinical laboratory-developed tests are and have been conducted in the last three years in compliance in all material respects with all applicable Health Care Laws. In the last three years, the Company has not received notice from the Department of Health and Human Services (including but not limited to the Centers for Medicare and Medicaid Services (“CMS”) or the FDA) alleging or asserting material noncompliance with any applicable Health Care Law. To the Company’s knowledge, neither the FDA, nor CMS, nor any other Regulatory Authority is considering such action;
(cc)    The clinical trials, preclinical studies and tests (collectively, “Studies”) conducted on behalf of the Company and its subsidiaries were and, if still pending, are being conducted in all material respects in accordance with the applicable protocols for such Studies and all applicable laws, including, without limitation, the FDCA and its implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 812. No Studies involved any investigator who has been debarred or disqualified as a clinical investigator or, to the Company’s knowledge, has been found by a Regulatory Authority to have engaged in scientific misconduct. The Company and its subsidiaries have made all material filings and obtained all material approvals as may be required by the FDA or from any other Regulatory Authority, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) to conduct such Studies; and the Company and its subsidiaries have not received in the last three years any written notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any Studies and, to the Company’s knowledge, there are no reasonable grounds for the same;
(dd)    The Company and each of its subsidiaries owns, or have obtained valid and enforceable licenses for, or otherwise possesses the right to use all patents, trademarks, service marks, trade names, copyrights, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property rights, including registrations thereof (collectively, “Intellectual Property”) as described in the Pricing Disclosure Package and the Prospectus as being owned or licensed to them, except as would not have a Material Adverse Effect. The Company and its subsidiaries own or have rights to use the Intellectual Property necessary to carry on their respective businesses as currently conducted as described in the Pricing Disclosure Package and the Prospectus, except as would not have a Material Adverse Effect, and, to the Company’s knowledge, the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any Intellectual Property rights of others. Except as set forth in the Pricing Disclosure Package, as of the date of this Agreement, the Company has not received written notice of any claim of infringement or any challenge, which is still pending or threatened, by any other person, which, individually or in the aggregate, would have a Material Adverse Effect. None of the Intellectual Property owned by or, to the knowledge of the Company, exclusively licensed to the Company or any of its subsidiaries has been judged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, except as would not have a Material Adverse Effect. The Intellectual Property license agreements described in the Pricing Disclosure Package and the Prospectus are valid, binding upon, and enforceable against the Company and to the knowledge of the Company, the other parties thereto in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. As of the date of this Agreement, the Company and each of its subsidiaries is in compliance in all material respects with, and is not in breach nor has received any presently asserted or threatened claim in writing of breach of, any Intellectual Property license agreement, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license agreement to which it is a party. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or upon any of its officers, directors or employees, except as would not have a Material Adverse Effect. The Company and each of its subsidiaries have taken reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. Except as would not have a Material Adverse Effect, (1) the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property owned by the Company have been complied with by the Company; and (2) in all foreign offices having similar requirements, all such requirements have been complied with by the Company with respect to the other Intellectual Property owned by the Company. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of their businesses as currently conducted, except as would not have a Material Adverse Effect. The Company and each of its subsidiaries have at all times complied in all respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and any of its subsidiaries in the conduct of the Company’s and its subsidiaries’ businesses, except as would not have a Material Adverse Effect. In the past three years, no material written claims have been asserted or threatened against the Company or any of its subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s or any of its subsidiaries’ businesses. The Company and each of its subsidiaries take commercially reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse;
(ee)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, binding rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, in each case except as would not have a Material Adverse Effect;

(ff)    The Company and its subsidiaries have taken commercially reasonable measures to protect the information technology systems and data, including personal information, used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). To the knowledge of the Company, in the last three years, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach except in each case for those Breaches that have been remedied without material cost or liability or the duty to notify any other person;
(gg)    The Company and its subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations to which they are subject, including without limitation HIPAA, and the Company and its subsidiaries have been and currently are in compliance with, the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”), in each case, except as would not have a Material Adverse Effect. The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to comply in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of personal data (the “Policies”). The Company and its subsidiaries have in the last three years made all material disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures has been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) in the past three years, has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, or has any knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law;
(hh)    No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries subject to such rules, except as would not have a Material Adverse Effect. Each employee benefit plan maintained by the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect. Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singly or in the aggregate, reasonably be expected to cause the loss of such qualification. To the Company’s knowledge, there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any employee benefit plan of the Company or any of its subsidiaries;

(ii)    Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;
(jj)    [Reserved];
(kk)    Each of the Company and its subsidiaries (i) has timely filed all income and other material federal, state, local and foreign tax returns (or timely filed applicable extensions therefor) that have been required to be filed, and all such returns were true, complete and correct in all material respects, (ii) has paid all income and other material federal, state, local and foreign taxes, assessments, governmental or other charges that are due and payable (except as are currently being contested in good faith and by appropriate proceedings diligently conducted and for which appropriate reserves are being maintained in accordance with GAAP) for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and neither the Company nor any of its subsidiaries has incurred any liability for taxes other than in the ordinary course or except as would not have a Material Adverse Effect;
(ll)    No person or entity has the right to require registration of shares of Stock or other securities of the Company or any of its subsidiaries in connection with the issue and sale of the Securities, except for persons and entities who have, in connection with the issue and sale of the Securities, expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right;
(mm)    [Reserved];
(nn)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(oo)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are currently in effect, including Section 402 related to loans and Sections 302 and 906 related to certifications;
(pp)    Prior to the date hereof, neither the Company nor any of its controlled affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Securities;
(qq)    [Reserved];
(rr)    The Company and each of its subsidiaries carries, or is covered by, insurance provided by recognized, reputable institutions with policies in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of the businesses of the Company and its subsidiaries and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in a Material Adverse Effect; and
(ss)    This Agreement has been duly authorized, executed and delivered by the Company.
2.    Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $15.98, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.
The Company hereby grants to the Underwriters the right to purchase at their election up to 970,588 Optional Securities, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.
4.    (a) The Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on November 13, 2023 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);
(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;
(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to you and will use reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)    Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject;
(e)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(f)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided that the Company will be deemed to have made available such statement to its securityholders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System;

(g)    During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (1) the Securities to be sold hereunder, (2) any shares of Common Stock or any securities or other awards (including without limitation options or restricted stock units) convertible into, exercisable for, or that represent the right to receive, shares of Common Stock pursuant to any stock option plan, incentive plan or stock purchase plan of the Company (collectively, “Company Stock Plans”) or otherwise in equity compensation arrangements described in the Registration Statement and the Prospectus, (3) any shares of Common Stock issued pursuant to the stipulation and agreement of settlement to resolve the class action captioned In re Myriad Genetics, Inc. Securities Litigation, (4) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to any Company Stock Plan described in the Registration Statement and the Prospectus, and (5) any shares of Common Stock or any securities convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock issued in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, provided that in the case of clause (5), the aggregate number of shares that the Company may sell or issue or agree to sell or issue pursuant to clause (5), (x) shall not exceed 5.0% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and (y) the recipients thereof provide to the Representatives a signed lock-up letter substantially in the form of Annex I hereto), without the prior written consent of Goldman Sachs & Co. LLC;
(h)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;
(i)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
(j)    To use its best efforts to list, subject to notice of issuance, the Securities on Nasdaq;
(k)    To promptly notify you if the Company ceases to be a “well-known seasoned issuer” as defined in Rule 405 under the Act at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) the Time of Delivery; and
(l)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.    (a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c) hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;
(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information;
(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and
(e)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on Nasdaq; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Securities (provided, that, the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (v) shall not exceed $10,000 in the aggregate); (vi) the cost of preparing the Securities; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)    Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to you such written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)    Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d)    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regulatory counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;
(e)    Foley & Lardner LLP, intellectual property counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;
(f)    The Chief Financial Officer of the Company shall have furnished to you a certificate as to the accuracy of certain financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, dated the Time of Delivery, in form and substance satisfactory to you;
(g)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(h)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change in the capital stock or long term debt of the Company or any of its subsidiaries (for the avoidance of doubt, changes of capital stock or long term debt of the Company or any of its subsidiaries as a result of (A) the exercise, if any, of stock options or the award or settlement, if any, of stock options, restricted stock units or other awards in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus, or (B) ordinary course business shall not be deemed material) or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(i)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

(j)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market;; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(k)    The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
(l)    The Securities shall have been duly listed, subject to notice of issuance, on Nasdaq;
(m)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you; and
(n)    The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.
9.    (a)    The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)    Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the eleventh and twelfth paragraphs under the caption “Underwriting (Conflicts of Interest)”.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC on behalf of you as the Representatives.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at: Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.    The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
18.    This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
19.    THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
21.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.
Very truly yours,

Myriad Genetics, Inc.

By:     /s/ Paul J. Diaz
    Name: Paul J. Diaz
    Title: President & CEO
Accepted as of the date hereof:
Goldman Sachs & Co. LLC
By: /s/ Lyla Bibi Maduri
 Name: Lyla Bibi Maduri
Title: Managing Director
On behalf of each of the Underwriters

Morgan Stanley & Co. LLC
By: /s/ Michael Podoll
 Name: Michael Podoll
Title: Executive Director
On behalf of each of the Underwriters

Wells Fargo Securities, LLC
By: /s/ David Bohn
 Name: David Bohn
Title: Managing Director
On behalf of each of the Underwriters

SCHEDULE I
	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised

Underwriter
Goldman Sachs & Co. LLC	2,911,764	436,764
Morgan Stanley & Co. LLC	1,779,412	266,912
Wells Fargo Securities, LLC	1,779,412	266,912
Total	6,470,588	970,588
SCHEDULE II
(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
None.
(b) Additional Documents Incorporated by Reference:
None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
The initial public offering price per share for the Securities is $17.00.
The number of Securities purchased by the Underwriters is 6,470,588.

(d) Written Testing-the-Waters Communications
None.

SCHEDULE III

Name of Director/Officer

S. Louise Phanstiel
Paul J. Diaz
Paul M. Bisaro
Heiner Dreismann, Ph.D.
Rashmi Kumar
Lee N. Newcomer, M.D.
Colleen F. Reitan
Daniel M. Skovronsky, M.D., Ph.D.
Daniel K. Spiegelman
Margaret Ancona
Kevin R. Haas
Dale Muzzey
R. Bryan Riggsbee
Shereen Solaiman
Mark S. Verratti
Pamela Wong

ANNEX I
FORM OF LOCK-UP AGREEMENT

Myriad Genetics, Inc.
Lock-Up Agreement
[___], 2023
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

c/o Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
    Re: Myriad Genetics, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
    The undersigned understands that Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Myriad Genetics, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-3ASR to be filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2023. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

    In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date set forth on the final prospectus supplement used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments” and, together with shares of Common Stock, the “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of shares of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.
    If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
    Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities:
(i)    as a bona fide gift or gifts or charitable contribution, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;
(ii)    to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned, or if the undersigned is a trust, to a trustor, trustee (or co-trustee) or beneficiary of the trust or to the estate of the beneficiary of such trust, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;
(iii)    in connection with the sale of any of the undersigned’s Lock-Up Securities acquired in open market transactions after the Public Offering;

(iv)    to the Company in connection with the exercise or settlement of options, warrants or other rights to acquire shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock in accordance with their terms (including the vesting or settlement of restricted stock units and including, in each case, by way of net exercise and/or to cover withholding tax obligations in connection with such exercise, vesting or settlement) pursuant to an employee benefit plan, option, warrant or other right, provided that any such shares issued upon exercise, vesting or settlement, as applicable, of such option, warrant, restricted stock unit or other right shall be subject to the restrictions set forth herein;
(v)    by will, other testamentary document or intestacy, provided that the transferee agrees to be bound in writing by the restrictions set forth herein;
(vi)    to any immediate family member of the undersigned, provided that such family member agrees to be bound by the restrictions set forth herein;
(vii)    to the Company of shares of Common Stock granted under any equity plan of the Company described in the Prospectus pursuant to agreements under which the Company has (a) the option to repurchase such shares or (b) a right of first refusal with respect to transfers of such shares;
(viii)    in connection with the repurchase of shares of Common Stock by the Company in connection with the termination of the undersigned’s employment with or service to the Company;
(ix)    pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage, domestic partnership or civil union;
(x)    to the Company if required by law or a governmental authority, or if the undersigned’s holding of such securities would result in materially adverse compliance or regulatory consequences for such person or any of its affiliates;
(xi)    to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company occurring after the settlement of the Public Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned’s Lock-Up Securities subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided further that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s Lock-Up Securities subject to this Lock-Up Agreement shall remain subject to the restrictions on transfer set forth herein;
(xii)    in connection with the sale or other transfer of shares of Common Stock made pursuant to a trading plan that complied with the requirements of Rule 10b5-1 under the Exchange Act that were applicable at the time of execution of or any amendment to such plan that has been entered into by the undersigned prior to the date of this Lock-Up Agreement;

(xiii)    if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or the immediate family of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates or immediate family of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (b) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders; provided, however, that in the case of any transfer or disposition contemplated by (a) or (b) above, it shall be a condition to the transfer or disposition that the transferee agrees to be bound in writing by the restrictions set forth herein; and
(xiv)    with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters.
    For purposes of this Lock-Up Agreement, (i) “immediate family” shall mean any relationship by blood, marriage, domestic partnership, civil union or adoption, not more remote than first cousin and (ii) “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Rule 13d-3 of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rule 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.
    Notwithstanding anything to the contrary, in the case of clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xii) or (xiii), it shall be a condition to such transfer that any filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a change in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall clearly indicate in the footnotes thereto the nature and applicable conditions of such transfer.
    In addition, the undersigned may establish or amend a trading plan that complies with Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period, and provided further that no public announcement or filing under the Exchange Act, or any other public filing or announcement, shall be required or voluntarily made regarding the establishment of such plan during the Lock-Up Period (other than as required under Item 408 of Regulation S-K).
    Furthermore, notwithstanding the restrictions imposed by this Lock-Up Agreement, the undersigned may exercise an option or other equity award to purchase shares of Common Stock or exercise warrants (pursuant to an employee benefit plan, option, warrant or other right) on a cash basis, provided that any such shares issued upon such exercise shall be subject to the restrictions set forth herein, and provided further that any filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this paragraph.

    The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
    The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.
    The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
    This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement (without regard to any provisions thereof that survive termination) before the sale of any Securities to the Underwriters, or (iii) December 31, 2023, in the event the closing of the Public Offering shall not have occurred on or before such date.
    This Lock-Up Agreement may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.Docusign.com) or other transmission method and when so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
    This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
[Signature Page Follows]

                        Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title